EXHIBIT 99.1

PRESS RELEASE
-------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE



                                                         CONTACT: Cary Grossman
                                                                       Chairman
                                                     Co-Chief Executive Officer
                                                                 (713) 827-2104
                                                       cgrossman@cmgrossman.com


                      Coastal Bancshares Acquisition Corp.
                          Announces Change in Directors

Houston, TX, April 7, 2005 - Coastal Bancshares Acquisition Corp. (OTCBB: CBASU) (the "Company"), a company organized to complete a business combination with a commercial bank or bank holding company, announced today that Fred S. Zeidman has resigned from the Board of Directors and that Lawrence B. Fisher has been appointed to the Board to fill the vacancy.

In connection with the change, Mr. Zeidman has forfeited the 40,000 shares of common stock that he purchased as an initial stockholder of the Company. The Company has granted an equal number of shares to Mr. Fisher, which are subject to the same terms and restrictions as all of the other initial stockholders. Mr. Fisher will also enter into agreements with the Company that are substantially similar to those previously entered into by Mr. Zeidman.

Mr. Fisher has been a partner of Orrick, Herrington & Sutcliffe LLP since December 1995. He served as a member of the firm's Executive Committee from 2000 to 2002, and as Partner-in-charge of the firm's New York office from 1997 to 2000. Mr. Fisher had previously been a partner of Kelley Drye & Warren LLP from 1985 to 1995 and before that, with Parker Chapin Flattau, & Klimpl LLP. He was a member of the Executive Committee of both firms. Mr. Fisher has been recognized as a leading corporate governance lawyer by Euromoney/ILFR and by Who's Who Legal. He has served as a director of Financial Federal Corp. (NYSE: FIF), an equipment finance company, since 1992. He is also a director and Audit Committee Member of National Bank of New York City, a privately owned commercial bank. Mr. Fisher earned a B.A. in Political Science from Columbia University, attended the London School of Economics, and earned his L.L.B. from Columbia University School of Law.

Cary Grossman, Chairman and Co-Chief Executive commented, "we are sorry to see Fred leave, but at the same time, we are extremely pleased to have an individual of Larry's character and experience as a member of our Board."

     About Coastal Bancshares Acquisition Corp.

Headquartered in Houston, Texas, Coastal Bancshares Acquisition Corp. is a newly organized company that has approximately $28.5 million in a trust account to be used as all or part of the consideration to complete a business combination with a commercial bank or bank holding company. While the Company may seek to effect business combinations with more than one target business, the initial business combination must be with a target whose fair market value is at least equal to 80% of our net assets at the time of such acquisition.


This press release may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, any statements relating to our ability to consummate any acquisition or other business combination and any other statements that are not historical facts. These statements are based on management's current expectations, but actual results may differ materially due to various factors, including, but not limited to, our being a development stage company with no operating history, our dependence on key personnel some of whom may join us following a business combination, our personnel allocating their time to other businesses and potentially having conflicts of interest with our business, our potentially being unable to obtain additional financing to complete a business combination, the ownership of our securities being concentrated, risks associated with the banking industry and those other risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission, including our Registration Statement on Form S-1 that was declared effective February 14, 2005 and the definitive Prospectus thereunder, all of which are available free of charge on the SEC's web site at http://www.sec.gov. We expressly disclaim any intent or obligation to update any forward-looking statements.


                                       ###